CALIBRUS, INC.

2001 INCENTIVE STOCK OPTION PLAN

Calibrus, Inc.

2001 Incentive Stock Option Plan

Calibrus, Inc., a Nevada corporation (the "Company"), hereby adopts this 2001 Incentive Stock Option Plan (the "Plan"), this 2nd day of January, 2001, under which options to acquire stock of the Company may be granted from time to time to employees of the Company or its subsidiaries all on the terms and conditions set forth herein.

1.

Purpose of the Plan.  The Plan is intended to aid the Company in maintaining and developing a management team, attracting qualified officers and employees capable of assisting in the future success of the Company, and rewarding those individuals who have contributed to the success of the Company.  It is designed to aid the Company in retaining the services of executives and employees and in attracting new personnel when needed for future operations and growth and to provide such personnel with an incentive to remain employees of the Company, to use their best efforts to promote the success of the Company's business, and to provide them with an opportunity to obtain or increase a proprietary interest in the Company.  The above aims will be effectuated through the granting of options ("Options") to purchase shares of common stock of the Company, par value $0.001 per share (the "Stock"), subject to the terms and conditions of this Plan.  It is intended that the Options issued pursuant to this Plan include, when designated as such at the time of grant, options which qualify as Incentive Stock Options ("Incentive Options") within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or any amendment or successor provision of like tenor.

2.

Shareholder Approval.  The Plan shall become effective immediately on adoption by the board of directors of the Company (the "Board").  However, any rights granted under the Plan shall be conditioned on the approval of the Plan by the Company's shareholders in the manner set forth below:

(a)

Within 12 months after the Plan has been adopted by the Board, the Plan shall be submitted for approval by those shareholders of the Company who are entitled to vote on such matters at a duly held shareholders' meeting or approved by the unanimous written consent of the holders of the issued and outstanding Stock of the Company.  If the Plan is presented at a shareholders' meeting, it shall be approved by the affirmative vote of the holders of a majority of the issued and outstanding Stock in attendance, in person or by proxy, at such meeting.  Notwithstanding the foregoing, the Plan may be approved by the shareholders in any other manner not inconsistent with the Company's articles of incorporation and bylaws, the applicable provisions of state corporate laws, and the applicable provisions of the Code and regulations adopted thereunder.

(b)

In the event the Plan is so approved, the secretary of the Company shall, as soon as practicable following the date of final approval, prepare and attach to this Plan certified copies of all relevant resolutions adopted by the shareholders and the Board.  All Options previously granted under this Plan shall be deemed to have been granted as of the date of approval by the shareholders.

(c)

In the event the Plan is not approved by the shareholders on or before the date that is one year subsequent to the date of this Plan, all Options previously granted under the Plan shall be deemed to have been granted as of the date that is one year subsequent to the date of this Plan and any Options granted thereafter shall be deemed to be granted as of the date of the grant under the terms of this Plan.  As a result of the failure to obtain shareholder approval within the time specified, none of the Options issued under this Plan will qualify as Incentive Options and none of the Options deemed issued prior to shareholder approval will qualify for the exemption provided in Rule 16b-3.

3.

Administration of the Plan.  Administration of the Plan shall be determined by the Board.  Subject to compliance with applicable provisions of the governing law, the Board may delegate administration of the Plan or specific administrative duties with respect to the Plan, on such terms and to such committees of the Board as it deems proper.  Any Option approved by the Board shall be approved by a majority vote of those members of the Board in attendance at a meeting at which a quorum is present.  Any Option approved by a committee designated by the Board shall be approved as specified by the Board at the time of delegation.  The interpretation and construction of the terms of the Plan by the Board or a duly authorized committee shall be final and binding on all participants in the Plan absent a showing of demonstrable error.  No member of the Board or duly authorized committee shall be liable for any action taken or determination made in good faith with respect to the Plan.

Transactions under this Plan involving officers, directors, and beneficial owners of more than 10% of any class of equity security registered pursuant to section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are intended to comply with all applicable conditions of Rule 16b-3 ("Rule 16b-3") promulgated under the Exchange Act or any amendment or successor rule of like tenor.  To the extent any provisions of the Plan, or any action taken by an administrator fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Board or the duly authorized committee.

4.

Shares of Stock Subject to the Plan.  A total of four hundred twenty five thousand (425,000) shares of Stock may be subject to, or issued pursuant to, Options granted under the terms of this Plan.  To the extent permitted for plans qualifying under Rule 16b-3, (i) any shares subject to an Option under the Plan, which Option for any reason expires or is forfeited, terminated, or surrendered unexercised as to such shares, shall be added back to the total number of shares reserved for issuance under the terms of this Plan, and (ii) if any right to acquire Stock granted under the Plan is exercised by the delivery of shares of Stock or the relinquishment of rights to shares of Stock, only the net shares of Stock issued (the shares of Stock issued less the shares of Stock surrendered) shall count against the total number of shares reserved for issuance under the terms of this Plan.

5.

Reservation of Stock on Granting of Option.  At the time of granting any Option under the terms of this Plan, there will be reserved for issuance on the exercise of the Option the number of shares of Stock of the Company subject to such Option.  The Company may reserve either authorized but unissued shares or issued shares that have been reacquired by the Company.

6.

Eligibility.  Options under the Plan may be granted to employees, including officers, of the Company or its subsidiaries, as may be existing from time to time, as may be deemed in the best interest of the Company by the Board or a duly authorized committee.  Such Options shall be in the amounts, and shall have the rights and be subject to the restrictions, as may be determined by the Board or a duly authorized committee, all as may be within the general provisions of this Plan.

7.

Term of Options and Certain Limitations on Right to Exercise.

(a)

Each Option shall have the term established by the Board or duly authorized committee at the time the Option is granted but in no event may an Option have a term in excess of five years.

(b)

The term of the Option, once it is granted, may be reduced only as provided for in this Plan under the written provisions of the Option.

(c)

Unless otherwise specifically provided by the written provisions of the Option, no holder or his or her legal representative, legatee, or distributee will be, or shall be deemed to be, a holder of any shares subject to an Option unless and until the holder exercises his or her right to acquire all or a portion of the Stock subject to the Option and delivers the required consideration to the Company in accordance with the terms of this Plan and then only to the extent of the number of shares of Stock acquired.  Except as specifically provided in this Plan or as otherwise specifically provided by the written provisions of the Option, no adjustment to the exercise price or the number of shares of Stock subject to the Option shall be made for dividends or other rights for which the record date is prior to the date the Stock subject to the Option is acquired by the holder.

(d)

Options under the Plan shall vest and become exercisable at such time or times and on such terms as the Board or a duly authorized committee may determine at the time of the grant of the Option.

(e)

Options granted under the Plan shall contain such other provisions, including, without limitation, further restrictions on the vesting and exercise of the Option, as the Board or a duly authorized committee shall deem advisable.

(f)

In no event may an Option be exercised after the expiration of its term.

8.

Exercise Price.  The exercise price of each Option issued under the Plan shall be determined by the Board or a duly authorized committee on the date of grant.

9.

Payment of Exercise Price.  The exercise of any Option shall be contingent on receipt by the Company of cash, certified bank check to its order, or other consideration acceptable to the Company; provided, that at the discretion of the Board or a duly authorized committee, the written provisions of the Option made provide that payment can be made in whole or in part in shares of Stock of the Company, which Stock shall be valued at its then fair market value as determined by the Board or a duly authorized committee, or by the surrender or cancellation of other rights to Stock of the Company.  Any consideration approved by the Board or a duly authorized committee, that calls for the payment of the exercise price over a period of more than one year shall provide for interest, which shall not be included as part of the exercise price, that is equal to or exceeds the imputed interest provided for in section 483 of the Code or any amendment or successor section of like tenor.

10.

Withholding.  If the grant or exercise of an Option pursuant to this Plan is subject to withholding or other trust fund payment requirements of the Code or applicable state or local laws, such requirements may, at the discretion of the Board or a duly authorized committee at the time of the grant of the Option and to the extent permitted by the terms of the Option and the then governing provisions of the Code and the Exchange Act, be met (i) by the holder of the Option either delivering shares of Stock or canceling Options or other rights to acquire Stock with a fair market value equal to such requirements; (ii) by the Company withholding shares of Stock subject to the Option with a fair market value equal to such requirements; or (iii) by the Company making such withholding or other trust fund payment and the Option holder reimbursing the Company such amount paid within 10 days after written demand therefor from the Company.

11.

Incentive Options.  In addition to the other restrictions and provisions of this Plan, any Option granted hereunder that is intended to be an Incentive Option shall meet the following further requirements:

(a)

The exercise price of an Incentive Option shall not be less than the fair market value of the Stock on the date the Incentive Option is granted as determined by the Board or a duly authorized committee and permitted by the applicable provisions of the Code or the greater of 100% of the average trading price of the Company's Stock over a ten (10) day trading period immediately prior to the date of the grant as determined by the Board or a duly authorized committee based on an independent reliable source or 100% of the cash offering price at which Stock of the Company was sold for cash (excluding the exercise of other options conversion rights, or similar rights granted by the Company) within one year prior to the date of grant.

(b)

No Incentive Option may be granted under the Plan to any individual that owns (either of record or beneficially) Stock possessing more than 10% of the combined voting power of the Company or any parent or subsidiary corporation unless both the exercise price is at least 110% of the fair market value of the Stock on the date the Option is granted and the Incentive Option by its terms is not exercisable more than five years after the date it is granted.

(c)

Incentive Options may be granted only to employees of the Company or its subsidiaries and only in connection with that employee's employment by the Company or the subsidiary.  Notwithstanding the above, directors and other individuals who have contributed to the success of the Company or its subsidiaries may be granted Incentive Options under the Plan, subject to, and to the extent permitted by, applicable provisions of the Code and regulations promulgated thereunder, as they may be amended from time to time.

(d)

The aggregate fair market value (determined as of the date the Incentive Option is granted) of the shares of Stock with respect to which Incentive Options are exercisable for the first time by any individual during any calendar year under the Plan (and all other plans of the Company and its subsidiaries) may not exceed $100,000.

(e)

No Incentive Option shall be transferable other than by will or the laws of descent and distribution and shall be exercisable, during the lifetime of the optionee, only by the optionee to whom the Incentive Option is granted.

(f)

No stock appreciation rights or other rights can be granted in tandem with an Incentive Option.

(g)

No individual acquiring shares of Stock pursuant to any Incentive Option granted under this Plan shall sell, transfer, or otherwise convey the Stock until after the date that is both two years from the date the Incentive Option was granted and one year from the date the Stock was acquired pursuant to the exercise of the Incentive Option.  If any individual makes a disqualifying disposition, he or she shall notify the Company within 30 days of such transaction.

(h)

No Incentive Option may be exercised unless the holder was, within three months of such exercise, and had been since the date the Incentive Option was granted, an eligible employee of the Company as specified in the applicable provisions of the Code, unless the employment was terminated as a result of the death or disability (as defined in the Code and the regulations promulgated thereunder as they may be amended from time to time) of the employee or the employee dies within three months of the termination.  In the event of termination as a result of disability, the holder shall have a one year period following termination in which to exercise the Incentive Option.  In the event of death of the holder, the Incentive Option must be exercised within six months of the issuance of letters testamentary or administration or the appointment of an administrator, executor, or personal representative, but not later than one year after the date of termination of employment.  An authorized absence or leave approved by the Board or a duly authorized committee for a period of 90 days or less shall not be considered an interruption of employment for any purpose under the Plan.

(i)

All Incentive Options shall be deemed to contain such other limitations and restrictions as are necessary to conform the Incentive Option to the requirements for "incentive stock options" as defined in section 422 of the Code, or any amendment or successor statute of like tenor.

All of the foregoing restrictions and limitations are based on the governing provisions of the Code as of the date of adoption of this Plan.  If at any time the Code is amended to permit the qualification of an Option as an incentive stock option without one or more of the foregoing restrictions or limitations or the terms of such restrictions or limitations are modified, the Board or a duly authorized committee may grant Incentive Options, and may modify outstanding Incentive Options in accordance with such changes, all to the extent that such action by the Board or duly authorized committee does not disqualify the Options from treatment as incentive stock options under the provisions of the Code as may be amended from time to time.

12.

Awards to Directors and Officers.  Options granted under the Plan to directors and officers (as defined in Rule 16a-1 promulgated under the Exchange Act or any amendment or successor rule of like tenor) intended to qualify for the exemption from section 16(b) of the Exchange Act provided in Rule 16b-3 shall be subject to the following requirements, in addition to the other restrictions and limitations set forth in this Plan:

(a)

The selection of any director or officer, the number of shares of Stock subject to an Option granted to such director or officer, and the terms of the Option shall be determined by the Board or a duly authorized committee, composed of two or more directors of the Company, all of whom are disinterested persons (as defined in Rule 16b-3).

(b)

With respect to any award, the exercise price may not be less than the minimum required by applicable state law.

(c)

Approval of the Plan by the shareholders of the Company shall have been solicited substantially in accordance with the rules and regulations in effect under section 14(a) of the Exchange Act or any amendment or successor statute in effect at the time of the approval or, if the Company is not subject to section 14(a) of the Exchange Act at the time of shareholder approval, such information as would have been required concerning the Plan is provided to the shareholders at the first annual meeting of shareholders subsequent to the Company becoming subject to such rules.

(d)

The Option or, if exercised, the Stock acquired on exercise, may not be transferred prior to six months subsequent to the date of the grant of the Option.

(e)

The Option may not be transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title 1 of the Employee Retirement Income Security Act.

(f)

Any cash settlement of Options, withholding of shares of Stock to satisfy the tax withholding obligations of the Company under the Code, or surrender or withholding of shares of Stock to pay the exercise price of the Option, shall be made in accordance with the requirements of Rule 16b-3 or any amendment or successor rule of like tenor.

All of the foregoing restrictions and limitations are based on the governing provisions of the Exchange Act and the rules and regulations promulgated thereunder as of the date of adoption of this Plan.  If at any time the governing provisions are amended to permit an Option to be granted or exercised pursuant to Rule 16b-3 or any amendment or successor rule of like tenor without one or more of the foregoing restrictions or limitations, or the terms of such restrictions or limitations are modified, the Board or a duly authorized committee may issue Options to directors and officers, and may modify outstanding Options, in accordance with such changes, all to the extent that such action by the Board or a duly authorized committee does not disqualify the Options from exemption under the provisions of Rule 16b-3 or any amendment or successor rule of similar tenor.

13.

Dilution or Other Adjustment.  In the event that the number of shares of Stock of the Company from time to time issued and outstanding is increased pursuant to a stock split or a stock dividend, the number of shares of Stock then covered by each outstanding Option granted hereunder shall be increased proportionately, with no increase in the total purchase price of the shares then so covered, and the number of shares of Stock subject to the Plan shall be increased by the same proportion.  In the event that the number of shares of Stock of the Company from time to time issued and outstanding is reduced by a combination or consolidation of shares, the number of shares of Stock then covered by each outstanding Option granted hereunder shall be reduced proportionately, with no reduction in the total purchase price of the shares then so covered, and the number of shares of Stock subject to the Plan shall be reduced by the same proportion.  In the event that the Company should transfer assets to another corporation and distribute the stock of such other corporation without the surrender of Stock of the Company, and if such distribution is not taxable as a dividend and no gain or loss is recognized by reason of section 355 of the Code or any amendment or successor statute of like tenor, then the total purchase price of the Stock then covered by each outstanding Option shall be reduced by an amount that bears the same ratio to the total purchase price then in effect as the market value of the stock distributed in respect of a share of the Stock of the Company, immediately following the distribution, bears to the aggregate of the market value at such time of a share of the Stock of the Company plus the stock distributed in respect thereof.  In the event that the Company distributes the stock of a subsidiary to its shareholders, makes a distribution of a major portion of its assets, or otherwise distributes significant portion of the value of its issued and outstanding Stock to its shareholders, the number of shares then subject to each outstanding Option and the Plan, or the exercise price of each outstanding Option, may be adjusted in the reasonable discretion of the Board or a duly authorized committee.  All such adjustments shall be made by the Board or duly authorized committee, whose determination upon the same, absent demonstrable error, shall be final and binding on all participants under the Plan.  No fractional shares shall be issued, and any fractional shares resulting from the computations pursuant to this section shall be eliminated from the respective Option.  No adjustment shall be made for cash dividends, for the issuance of additional shares of Stock for consideration approved by the Board, or for the issuance to stockholders of rights to subscribe for additional Stock or other securities.

14.

Options to Foreign Nationals.  The Board or a duly authorized committee may, in order to fulfill the purposes of this Plan and without amending the Plan, grant Options to foreign nationals or individuals residing in foreign countries that contain provisions, restrictions, and limitations different from those set forth in this Plan and the Options made to United States residents in order to recognize differences among the countries in law, tax policy, and custom.  Such grants shall be made in an attempt to provide such individuals with essentially the same benefits as contemplated by a grant to United States residents under the terms of this Plan.

15.

Assignment.  No Option granted under this Plan shall be transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code.  Except as permitted by the foregoing, each Option granted under the Plan and the rights and privileges thereby conferred shall not be transferred, assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment, or similar process.  On any attempt to transfer, assign, pledge, hypothecate, or otherwise dispose of the Option, or of any right or privilege conferred thereby, contrary to the provisions thereof, or on the levy of any attachment or similar process on such rights and privileges, the Option and such rights and privileges shall immediately become null and void.

16.

Effect of Termination of Employment.  In the event that any holder is terminated or resigns from his or her position with the Company or a subsidiary within six months of the grant of an award, any unexercised portion of such Option shall immediately become null and void and such holder shall have no further rights thereunder.  In the event that any officer or employee of the Company or a subsidiary is terminated at any time for, in the determination of the Board or a duly authorized committee, gross negligence in the performance of his or her duties, substantial failure to meet written standards established by the Company for the performance of his or her duties, criminal misconduct, or willful or gross misconduct in the performance of his or her duties, the Board or a duly authorized committee may cancel any and all rights such individual may have in the unexercised portion of any Option held at the time of termination.  The Board or a duly authorized committee may, at the time of the grant of the Option, establish any other restrictions on the exercise of such Option subsequent to the termination or resignation of any individual that it deems appropriate.

17.

Listing and Registration of Shares.  Each Option shall be subject to the requirement that if at any time the Board shall determine, in its sole discretion, that it is necessary or desirable to list, register, or qualify the shares covered thereby on any securities exchange or under any state or federal law, or obtain the consent or approval of any governmental agency or regulatory body as a condition of, or in connection with, the granting of such Option or the issuance or purchase of shares thereunder, such Option may not be exercised in whole or in part unless and until such listing, registration, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

18.

Expiration and Termination of the Plan.  The Plan may be abandoned or terminated at any time by the Board or a duly authorized committee except with respect to any Options then granted but not exercised under the Plan.  The Plan shall otherwise terminate on the earlier of the date that is:  (i) ten years after the date the Plan is adopted by the Board; or (ii) ten years after the date the Plan is approved by the shareholders of the Company.

19.

Form of Options.  Options granted under the Plan shall be represented by a written agreement which shall be executed by the Company and the holder and which shall contain such terms and conditions as may be determined by the Board or a duly authorized committee and permitted under the terms of this Plan.  Option agreements evidencing Incentive Options shall contain such terms and conditions, among others, as may be necessary in the opinion of the Board or a duly authorized committee to qualify them as incentive stock options under section 422 of the Code or any amendment or successor statute of like tenor.

20.

No Right of Employment.  Nothing contained in this Plan or any Option awarded pursuant to this Plan shall be construed as conferring on a director, officer, or employee any right to continue or remain as a director, officer, or employee of the Company or its subsidiaries.

21.

Amendment of the Plan.  This Plan may not be amended more than once during any six month period, other than to comport with changes in the Code or the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder.  Subject to the foregoing and the limitations of Rule 16b-3 promulgated under the Exchange Act or any amendment or successor rule of like tenor, the Board or a duly authorized committee may modify and amend the Plan in any respect; provided, however, that to the extent such amendment or modification would cause the Plan to no longer comply with the applicable provisions of the Exchange Act with respect to Options granted to officers or directors under Rule 16b-3 or any amendment or successor rule of like tenor or with the provisions of the Code governing incentive stock options as they may be amended from time to time, such amendment or modification shall also be approved by the shareholders of the Company.

Subject only to the prohibition against amending this Plan more than once during any six month period, the Plan shall be deemed to be automatically amended as is necessary (i) with respect to the issuance of Incentive Options, to maintain the Plan in compliance with the provisions of section 422 of the Code, and regulations promulgated thereunder from time to time, or any amendment or successor statute thereto, and (ii) with respect to Options granted to officers and directors of the Company, to maintain the Plan in compliance with the provisions of Rule 16b-3 promulgated under the Exchange Act or any amendment or successor rule of like tenor.

Calibrus, Inc.

By:_________________________________

     Dave Biggs, President

ATTEST:

  The undersigned hereby attests to this Calibrus, Inc. 2001 Incentive Stock Option Plan.

 Calibrus, Inc.

                                                                                  By: _______________________________

      Gregg Holmes, Secretary